Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 307 (Insured), National Trust 308, Florida Trust 116 and Maryland Trust 125:

We consent to the use of our report dated June 12, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
June 12, 2002